Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

407-822-4600

Rotech Healthcare Inc. Announces Proposed Private Offering of $290 Million Senior Second Lien Notes

ORLANDO, Fla. – March 7, 2011 – Rotech Healthcare Inc. (OTCBB: ROHI) announced today that the company intends to offer, subject to market and other conditions, $290 million in aggregate principal amount of Senior Second Lien Notes due 2018.

Rotech expects to use the net proceeds received from the offering to repay all of its Senior Subordinated Notes due 2012, for payment of related fees and expenses and for general corporate purposes, as applicable, including funding the company’s strategic priorities.

The notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the notes will be offered only to qualified institutional buyers in reliance on Rule 144A, to persons outside the United States under Regulation S, under the Securities Act, and to certain accredited investors as defined in Rule 501(a) under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Rotech Healthcare Inc.

Rotech Healthcare Inc. is one of the largest providers of home medical equipment and related products and services in the United States, with a comprehensive offering of respiratory therapy and durable home medical equipment and related services. The Company provides home medical equipment and related products and services principally to older patients with breathing disorders, such as chronic obstructive pulmonary diseases (COPD), which include chronic bronchitis, emphysema, obstructive sleep apnea and other cardiopulmonary disorders. The Company provides equipment and services in 48 states through approximately 425 operating locations located primarily in non-urban markets.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of section 21E of the Securities Exchange Act of 1934, as amended, and section 27A of the Securities Act. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding the matters discussed in this press release and all statements which are not statements of historical fact. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will,” “could,” “should,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated in this press release. The following are some but not all of such risks, uncertainties, contingencies, assumptions and other factors, many of which are beyond our control, that could cause results, performance or achievements to differ materially from those anticipated: general economic, financial and business conditions; setting of new reimbursement rates and other changes in reimbursement policies, the timing of reimbursements, and other legislative initiatives aimed at reducing health care costs associated with Medicare and Medicaid; issues relating to reimbursement by government and third-party payors for our products and services generally; the impact of competitive bidding on Medicare volume in the impacted competitive bidding areas; the costs associated with government regulation of the health care industry; health care reform and the effect of changes in federal and state health care regulations generally; whether we will be subject to additional regulatory restrictions or penalties; issues relating to our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; compliance with federal and state regulatory agencies, as well as accreditation standards and confidentiality requirements with respect to patient information; the effects of competition, industry consolidation and referral sources; recruiting, hiring and retaining qualified employees and directors; compliance with various settlement agreements and corporate compliance programs; the costs and effects of legal proceedings; our ability to meet our working capital, capital expenditures and other liquidity needs; our ability to maintain compliance with the covenants contained in our indentures for our senior secured notes and our senior subordinated notes; our ability to refinance all or part of our outstanding debt obligations on or prior to maturity; our ability to successfully transition and retain patients associated with equipment and asset purchases; our ability to maintain current levels of collectability on our accounts receivable; and other factors described in our filings with the Securities and Exchange Commission. Readers should refer to the discussion under “Risk Factors” in Item 1A and under the heading “Certain Significant Risks and Uncertainties” in Note 15 of the Consolidated Financial Statements in our Annual Report on Form 10-K filed on February 28, 2011 for a description of additional risks and uncertainties. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release. We do not undertake any obligation to release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.